EXHIBIT 4.3(b)

SECOND AMENDMENT TO MASTER CREDIT AGREEMENT

     This SECOND AMENDMENT TO MASTER CREDIT AGREEMENT (this “Amendment”), dated as of August 26, 2011 (the “Effective Date”), is made by and among Belcrest Capital Fund LLC (“Belcrest”), Belport Capital Fund LLC (“Belport”), Belrose Capital Fund LLC (“Belrose”), Belshire Capital Fund LLC (“Belshire”), Belterra Capital Fund LLC (“Belterra”), Belvedere Equity Fund LLC (“Belvedere,” and collectively with Belcrest, Belport, Belrose, Belshire, and Belterra, the “Borrowers”, and each individually a “Borrower”), Bank of America, N.A., London Branch (“BANA”), the other lending institutions, if any, which are or may become, parties thereto (collectively with BANA, “Lenders”) and Bank of America, N.A., London Branch, as Administrative Agent for Lenders (“Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned in the Master Credit Agreement referenced below.

WITNESSETH:

1. Borrowers entered into a Master Credit Agreement, dated as of December 21, 2009, as amended by that certain First Amendment to Master Credit Agreement, dated as of March 24, 2011, by and among Borrowers, Lenders, and Administrative Agent (as amended, restated, or otherwise modified as of the date hereof, the “Master Credit Agreement”).

2. Each Borrower, Lenders, and Administrative Agent have agreed to amend certain provisions of the Master Credit Agreement and the Facility Documents upon the following terms and conditions.

     NOW THEREFORE, FOR VALUE RECEIVED, the sufficiency of which is hereby acknowledged, each Borrower, Lenders, and Administrative Agent hereto agree to amend the Master Credit Agreements, with respect to such Borrower’s separate agreement (in accordance with the “Separate Agreement Provisions” of the Master Credit Agreement), as of the Effective Date as follows:

1. Amendments to Master Credit Agreement.

     1.1. The definition of “Spread” in Section 1.01 of the Master Credit Agreement is hereby deleted and replaced with the following:

“Spread” means 1.25% (125 bps) per annum.

     1.2. Section 2.03(a) of the Master Credit Agreement is hereby deleted and replaced in its entirety with the following:

     (a) Term of Facility. The initial term of this Agreement shall commence on the Initial Funding Date and shall continue until the date that is eighteen (18) months from September 25, 2011 (the “Initial Term”), unless terminated earlier in accordance with the terms of this Agreement. Upon expiration of the Initial Term, the Facility and the Commitments shall automatically renew for successive 180 day periods, unless terminated earlier in accordance with this Section 2.03.

2. Amendments to Other Facility Documents.

     2.1. All references in the Facility Documents to the Master Credit Agreement shall henceforth include references to the Master Credit Agreement as modified and amended hereby, and as may, from time to time, be further amended, modified, extended, renewed, and/or increased.

     2.2. Any and all of the terms and provisions of the Facility Documents (other than the Control Agreement and Custody Agreement) are hereby amended and modified wherever necessary, even though not specifically addressed herein, so as to conform to the amendments and modifications set forth herein.

     2.3. For the avoidance of doubt, interest and fees that have accrued under the Master Credit agreement prior to the date hereof shall be calculated in accordance with the Master Credit Agreement in effect immediately prior to the date hereof.

3. Conditions Precedent. This Amendment shall not be effective with respect to any Borrower unless and until (a) Administrative Agent receives duly executed counterparts of this Amendment by each Borrower, (b) Administrative Agent receives certified amendments and supplements to the Organization Documents of Borrowers and Manager since March 24, 2011, or a certificate of Borrower and Manager certifying that the Organization Documents of Borrowers and Manager have not been amended or supplemented since March 24, 2011, (c) Administrative Agent receives certified amendments and supplements to the Organization Documents of Belvedere Capital and BMR since March 24, 2011, or a certificate of Belvedere Capital and BMR certifying that the Organization Documents of Belvedere Capital and BMR have not been amended or supplemented since March 24, 2011, (d) the representations and warranties set forth in Section 6 hereof shall be true and correct as of the date hereof with respect to each Borrower, both before and immediately after giving effect to this Amendment, and (e) no Event of Default or Default with respect to any Borrower shall have occurred or would result after giving effect to this Amendment.

5. Ratifications. Each Borrower does hereby (a) ratify and confirm all provisions of the Facility Documents to which it is a party as amended by this Amendment, including, without limitation, all provisions of the Master Credit Agreement, (b) ratify and confirm that all guaranties, assurances, and Liens granted, conveyed, or assigned to Lender by such Borrower under the Facility Documents are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future obligations of such Borrower under the Facility Documents.

6. Representations. Each Borrower does hereby represent and warrant to Administrative Agent and Lender that as of the date of this Amendment: (a) this Amendment has been duly authorized, executed, and delivered by such Borrower; (b) no action of, or filing with, any Governmental Authority is required to authorize, or is otherwise required in connection with, the execution, delivery, and performance by such Borrower of this Amendment; and (c) each of the representations and warranties with respect to such Borrower contained in the Facility Documents shall be true and correct in all material respects as of the date hereof as of made on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

7. Miscellaneous. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment shall be governed under New York law, exclusive of its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (f) delivery of an executed counterpart of a signature page of this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

8. ENTIRETIES. THE MASTER CREDIT AGREEMENT AS AMENDED BY THIS

AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES ABOUT THE SUBJECT MATTER OF THE MASTER CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9. Parties. This Amendment and the Facility Documents, as amended hereby, shall be binding upon and inure to the benefit of Borrower, Administrative Agent, the Collateral Agent, and Lenders, and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder or under the Facility Documents without the prior written consent of Administrative Agent and Lenders.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS:

BELCREST CAPITAL FUND LLC,
as Borrower

By: Eaton Vance Management,
its Manager

By: /s/ Andrew Frenette
Name: Andrew Frenette
Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

BELPORT CAPITAL FUND LLC, as Borrower

By: Eaton Vance Management, its Manager

By: /s/ Andrew Frenette

Name: Andrew Frenette

Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

BELROSE CAPITAL FUND LLC, as Borrower

By: Eaton Vance Management, its Manager

By: /s/ Andrew Frenette

Name: Andrew Frenette

Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

BELSHIRE CAPITAL FUND LLC, as Borrower

By: Eaton Vance Management, its Manager

By: /s/ Andrew Frenette

Name: Andrew Frenette

Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

BELTERRA CAPITAL FUND LLC, as Borrower

By: Eaton Vance Management, its Manager

By: /s/ Andrew Frenette

Name: Andrew Frenette

Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

BELVEDERE EQUITY FUND LLC,
as Borrower

By: Eaton Vance Management,
its Manager

By: /s/ Andrew Frenette
Name: Andrew Frenette
Title: Vice President

Signature Page to Second Amendment to Eaton Vance Credit Agreement

LENDER:

BANK OF AMERICA, N.A., LONDON BRANCH,
as Lender

By: /s/ Phillip Meyrick
Name: Phillip Meyrick
Title: MD

Signature Page to Second Amendment to Eaton Vance Credit Agreement

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., LONDON BRANCH,

as Administrative Agent

By: /s/ Phillip Meyrick

Name: Phillip Meyrick

 Title: MD

Signature Page to Second Amendment to Eaton Vance Credit Agreement

ACKNOWLEDGED BY:

MERRILL LYNCH PROFESSIONAL
CORPORATION, as Collateral Agent

By: /s/ Gary E. Yetman
Name: Gary E. Yetman
Title: CEO

Signature Page to Second Amendment to Eaton Vance Credit Agreement